EXHIBIT 99.2

MINUTES OF THE BOARD OF DIRECTORS
ROYAL FINANCIAL CORPORATION
CHANGING ACCOUNTANTS


ROYAL FINANCIAL CORPORATION

BOARD OF DIRECTORS MEETING - JUNE 19, 2001

On Tuesday, June 19, 2001, the Board of Directors of Royal Financial Corporation (FRC) held a meeting to discuss the need for outside auditors that will be more convenient to work with. The company has relocated its headquarters to the manufacturing site in Corona, California.
In attendance were all of the directors; Michel Attias, Alex Mardikian, and Sherry Durst.
After careful consideration and review of a number of accounting firms and the determination that the change has absolutely nothing to do with any issues between the company and Grant Thorton we have decided to engage the firm of Weinberg & Company, P.A., 6100 Glades Road, Suite 314, Boca Raton, Florida 33434 and 1875 Century Park East, Suite 600, Los Angeles, California 90067.
In summary, on June 19, 2001, the Board of Directors of Royal Financial Corporation by unanimous vote approved the change of outside auditors and RFC's President, Mr. Michel Attias, to complete the necessary paperwork to effect the transition.
There were no other matters discussed at the June 19, 2001 meeting. Respectfully submitted


        /s/
Corporate Secretary
June 19, 2001


The undersigned being all of the directors of the above-named corporation, hereinafter referred to as the ("Company"), hereby unanimously agree and consent to the waiver of notice of meeting. This Unanimous Consent is being executed in accordance with the provisions of the General Corporation Law of the State of Nevada which provides that a written consent to a meeting of Directors in absence of advanced notice.


                /s/
6/19/01         Michel Attias
Date

                /s/
6/19/01         Alex Mardikian
Date

                /s/
6/19/01         Sherry Durst
Date